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CNA SURETY CORPORATION                                  ANALYST CONTACT:
CNA Plaza                                                  John Heneghan
Chicago  IL  60685                                          312-822-1908
                                                   john.heneghan@cna.com

                                                          MEDIA CONTACT:
                                                           Doreen Lubeck
                                                            773-583-4331

--------------------------------------------------------------------------------

                                                   FOR IMMEDIATE RELEASE


CNA SURETY ANNOUNCES 15% INCREASE IN SECOND QUARTER NET INCOME

         CHICAGO, August 2, 1999 -- CNA Surety Corporation (NYSE:SUR) today reported higher operating earnings for the second quarter and six months ended June 30, 1999, primarily driven by increased premiums for surety bonds that support public construction projects. Highlights of the 1999 second quarter results compared with the same period in 1998 include:

         - Net income increased 15 percent to $12.8 million, or 29 cents per share, compared with $11.2 million, or 25 cents per share, in 1998.

         - Operating earnings, after income taxes, increased 15 percent to $12.8 million, or 29 cents per share, from $11.1 million, or 25 cents per share, in 1998.

         -  Underwriting income increased 7 percent to $16.1 million.

         -  Net written premiums increased 4 percent to $76.2 million.


         Mark C. Vonnahme, President and Chief Executive Officer, stated, "In the second quarter, we continued to experience positive operating results despite continued competition, particularly in the small contract and large commercial account segments. We are experiencing strong growth in our standard contract segment which combined with our core commercial business plus opportunities in the international marketplace should enable us to achieve our targeted annual growth rate of 6 to 9 percent under current market conditions."

         For the six months ended June 30, 1999, net income increased 23 percent to $25.9 million, or 59 cents per share, compared to $21.0 million, or 48 cents per share, in 1998. Operating earnings, after income taxes, increased 22 percent to $25.6 million, or 58 cents per share, from $20.9 million, or 48 cents per share, in 1998. These increases in operating results were primarily attributable to continued favorable underwriting activity. Operating earnings for the second quarter and first half of 1999 also benefited from reduced interest expense and higher after-tax investment income.


                                     -more-

         For the second quarter of 1999, net written premiums increased 4 percent to $76.2 million. Excluding international reinsurance business assumed from CNA Reinsurance Company, Limited (London), core direct net written premiums increased 4 percent to $73.2 million for the quarter. Net written premiums for contract surety increased 8 percent for the 1999 second quarter to $37.8 million due to favorable economic conditions for public construction nationwide, particularly in the highway/bridge sector where CNA Surety continues to experience increased activity. Net written premiums for core direct commercial surety decreased 2 percent to $29.5 million, primarily due to a $1.5 million decline in quarterly premiums for renewal business and continued competitive conditions in the large commercial account segment. The decline in renewal premiums was attributable to quarterly fluctuations in processing. The growth in renewal premiums for the first half of 1999 was consistent with the 5 percent growth for the core direct commercial book on a year to date basis. Net written premiums for the first half of 1999 increased 8 percent to $145.5 million with contract surety and commercial surety up 12 percent and 5 percent, respectively.

         Underwriting income for the 1999 second quarter increased $1.1 million, or 7 percent, to $16.1 million. The company's loss and combined ratios were 16.9 percent and 76.9 percent, respectively, for the second quarter of 1999 compared with loss and combined ratios for the comparable 1998 quarter of 16.7 percent and 76.3 percent, respectively. The loss and combined ratios for the second quarter of 1999 include favorable loss reserve development of $2.4 million compared with favorable loss reserve development of $1.1 million for the second quarter of 1998. The expense ratio increased 0.4 percentage points to 60.0 percent in the second quarter of 1999 compared with the expense ratio of 59.6 percent in the comparable quarter of 1998, as operating expenses increased 11 percent and net earned premiums increased at a lower rate of 10 percent. The increase in operating expenses for the quarter includes anticipated information technology related expenditures and other costs related to back office consolidation efforts.

         For the first half of 1999, underwriting income increased $4.6 million, or 17 percent, to $32.1 million. The loss and combined ratios were 17.2 percent and 76.7 percent, respectively, for the first half of 1999, compared to 17.9 percent and 77.5 percent, respectively, for the same period in 1998. The loss and combined ratios for the first half of 1999 and the comparable period of 1998 include favorable loss reserve development of $4.1 million and $1.7 million, respectively. The expense ratio remained stable with a slight decrease of 0.1 percentage points to 59.5 percent for the first half of 1999.

         Through July 30, 1999, the Company has repurchased 13,040 shares under its share repurchase programs. Depending on market conditions, additional shares may be purchased from time to time in the open market or otherwise.

         CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiaries, Western Surety Company and Universal Surety of America, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 37,000 independent agencies. Visit us at www.cnasurety.com on the World Wide Web.

         CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

                                      # # #
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-- Chart Follows--
     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in CNA Surety Corporation's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.






























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


CNA SURETY CORPORATION
Press Release Investor Data
{Amounts in thousands, except per share data}

                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                JUNE 30,                       JUNE 30,
                                                       --------------------------    ---------------------------
                                                          1999            1998           1999           1998
                                                       -----------    -----------    -----------     -----------
OPERATING RESULTS:

Gross written premiums                                 $    78,181    $    75,145    $   149,705     $   138,993
                                                       ===========    ===========    ===========     ===========

Net written premiums                                   $    76,173    $    73,109    $   145,535     $   134,945
                                                       ===========    ===========    ===========     ===========

Revenues:
  Net earned premiums                                  $    69,688    $    63,278    $   137,558     $   122,023
  Net investment income                                      6,172          6,077         12,513          12,866
  Net investment gains                                          24             44            420              44
                                                       -----------    -----------    -----------     -----------

     Total revenues                                         75,884         69,399        150,491         134,933
                                                       -----------    -----------    -----------     -----------


Expenses:
  Net losses and loss adjustment expenses                   11,758         10,558         23,672          21,776
  Net commissions, brokerage and
     other underwriting                                     41,838         37,729         81,816          72,768
  Interest expense                                           1,331          1,837          2,820           3,658
  Amortization of intangible assets                          1,475          1,475          2,950           2,950
                                                       -----------    -----------    -----------     -----------
     Total expenses                                         56,402         51,599        111,258         101,152
                                                       -----------    -----------    -----------     -----------

Income before income taxes                                  19,482         17,800         39,233          33,781

Income taxes                                                 6,644          6,643         13,352          12,809
                                                       -----------    -----------    -----------     -----------

NET INCOME                                             $    12,838    $    11,157    $    25,881     $    20,972
                                                       ===========    ===========    ===========     ===========

Basic earnings per common share                              $0.29          $0.25          $0.59           $0.48
                                                             =====         ======          =====           =====

Diluted earnings per common share                            $0.29          $0.25          $0.59           $0.48
                                                             =====          =====          =====           =====

Basic weighted average shares outstanding                   44,098         43,405         44,099          43,377
                                                       ===========    ===========    ===========     ===========

Diluted weighted average shares outstanding                 44,267         43,566         44,238          43,567
                                                       ===========    ===========    ===========     ===========

OPERATING EARNINGS, AFTER INCOME TAXES:
Net income                                             $    12,838    $    11,157    $    25,881     $    20,972
Net investment gains                                           (16)           (29)          (273)            (29)
                                                       ------------   ------------   ------------    -----------
Operating earnings                                     $    12,822    $    11,128    $    25,608     $    20,943
                                                       ===========    ===========    ===========     ===========


DILUTED PER SHARE DATA:
Net income                                                   $0.29          $0.25          $0.59           $0.48
Net investment gains                                            --             --           (.01)             --
                                                             -----          -----          -----           -----
OPERATING EARNINGS                                           $0.29          $0.25          $0.58           $0.48
                                                             =====          =====          =====           =====


__________________________________________________
See notes to Press Release Investor Data on page 5.










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




CNA SURETY CORPORATION
Press Release Investor Data
{Amounts in thousands, except per share data}

                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                JUNE 30,                       JUNE 30,
                                                       --------------------------    ---------------------------
                                                          1999            1998           1999           1998
                                                       -----------    -----------    -----------     -----------
UNDERWRITING RESULTS:

Net written premiums:
  Contract                                             $    37,838    $    35,092    $    67,497     $    60,332
  Commercial                                                32,511         32,489         65,395          62,461
  Fidelity and other                                         5,824          5,528         12,643          12,152
                                                       -----------    -----------    -----------     -----------
                                                       $    76,173    $    73,109    $   145,535     $   134,945
                                                       ===========    ===========    ===========     ===========

Net earned premiums                                    $    69,688    $    63,278    $   137,558     $   122,023
Net losses and loss adjustment expenses (1)                 11,758         10,558         23,672          21,776
Net commissions, brokerage and other
      underwriting expenses                                 41,838         37,729         81,816          72,768
                                                       -----------    -----------    -----------     -----------
Underwriting income                                    $    16,092    $    14,991    $    32,070     $    27,479
                                                       ===========    ===========    ===========     ===========

Loss ratio (1)                                                16.9%          16.7%          17.2%           17.9%
Expense ratio                                                 60.0           59.6           59.5            59.6
                                                       -----------    -----------    -----------     -----------
Combined ratio (1)                                            76.9%          76.3%          76.7%           77.5%
                                                       ===========    ============   ===========     ===========


                                                                                       JUNE 30,      December 31,
CONSOLIDATED BALANCE SHEET DATA:                                                         1999            1998
                                                                                     -----------     -----------

Invested assets and cash                                                             $   475,199     $   505,355
Intangible assets, net                                                                   153,111         156,062
Total assets                                                                             822,046         819,370

Insurance reserves                                                                       350,551         333,728
Long-term debt                                                                           100,000         113,000
Total stockholders' equity                                                               318,469         309,897

Book value per share                                                                 $      7.22     $      7.03
                                                                                     ===========     ===========

Outstanding shares                                                                        44,102          44,093
                                                                                     ===========     ===========

____________________________________________
NOTES TO PRESS RELEASE INVESTOR DATA

(1) Includes the effect of recording revisions of prior year reserves. The dollar amount and the percentage point effect on the loss ratio of these reserve revisions, all of which were reductions, were $2,448 or 3.5% and $1,100 or 1.7% for three months ended June 30, 1999 and 1998 and $4,113 or
     3.0 % and $1,681 or 1.4% for six months ended June 30, 1999 and 1998, respectively.














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